SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): August 11, 2003
                                                          ---------------

                       FIRST NIAGARA FINANCIAL GROUP, INC.
                       -----------------------------------
               (Exact Name of Registrant as Specified in Charter)

           Delaware                      0-23975                  42-1556195
----------------------------      ---------------------      -------------------
(State or Other Jurisdiction      (Commission File No.)       (I.R.S. Employer
      of Incorporation)                                      Identification No.)

6950 South Transit Road, P.O. Box 514, Lockport, New York         14095-0514
---------------------------------------------------------         ----------
(Address of Principal Executive Offices)                          (Zip Code)

Registrant's telephone number, including area code: (716) 625-7500
                                                    --------------

                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)

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Items 1, 2, 3, 4, 6, 8, 9, 10, 11, 12, and 13:  Not Applicable.

Item 5. Other Events

On August 11, 2003, The Boards of Directors of First Niagara Financial Group, Inc. (NASDAQ: FNFG) and Troy Financial Corporation (NASDAQ: TRYF) jointly announced that they have signed a definitive Merger Agreement under which Troy Financial Corporation will merge into First Niagara. Under the terms of the Agreement, First Niagara Financial Group, Inc. will pay $35.50 per share for each of the 9,394,510 outstanding shares of Troy Financial Corporation common stock. 57% of the consideration will be in First Niagara stock and 43% will be in cash. Including the cash-out value of outstanding Troy Financial options, the aggregate purchase price for Troy Financial Corporation will be approximately $356.6 million. It is expected that the acquisition will be completed in late fourth quarter 2003 or early 2004.

A conference call concerning the acquisition announcement will be held at 10 a.m. Eastern Standard Time on Monday, August 11, 2003. Interested shareholders, investors and analysts should call (800) 946-0719 and use the Code 321728 to participate. Participants can call as early as 9:45 a.m. and a replay will be available for seven days following the call at (888) 203-1112. A copy of an investor handout will be available on our website at www.fnfg.com.

A copy of the press release and conference call presentation are filed as exhibits 99.1 and 99.2 to this report, respectively.

Item 7. Financial Statements and Exhibits

(a)   Not Applicable.

(b)   Not Applicable.

(c)   Exhibits.

      Exhibit No.   Description
      -----------   -----------

      99.1          Press release dated August 11, 2003
      99.2          Conference call presentation dated August 11, 2003

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                   FIRST NIAGARA FINANCIAL GROUP, INC.


DATE: August 11, 2003              By: /s/ Paul J. Kolkmeyer
                                       -----------------------------------------
                                       Paul J. Kolkmeyer
                                       Executive Vice President, Chief Operating
                                       Officer and Chief Financial Officer
                                       (Duly authorized representative)